MERCURY WASTE SOLUTIONS, INC.

                                POWER OF ATTORNEY

         The undersigned member of the Board of Directors of Mercury Waste Solutions, Inc. hereby constitutes and appoints Bradley J. Buscher and Russell
F. Lederman, each or either of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, for purposes of signing in his name and on his behalf as a director of Mercury Waste Solutions, Inc. and filing with the Securities and Exchange Commission a Registration Statement on Form SB-2, or any and all amendments (including post-effective amendments) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.





Dated:  January 23, 1997                   s/ Frank L. Farrar
                                           -----------------------------------
                                           Frank L. Farrar